PROSPECTUS SUPPLEMENT                              REGISTRATION NO.  333-33362
(To Prospectus dated October 25, 2004)             Filed Pursuant Rule 424(b)(3)




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                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                     Primary
                                                                        Share        Trading
                Name of Company                          Ticker        Amounts        Market
     ----------------------------------------------      -------       --------      ---------
     Advanced Micro Devices, Inc.                         AMD             4            NYSE
     Altera Corporation                                   ALTR            6           NASDAQ
     Amkor Technology, Inc.                               AMKR            2           NASDAQ
     Analog Devices, Inc.                                 ADI             6            NYSE
     Applied Materials, Inc.                              AMAT           26           NASDAQ
     Atmel Corporation                                    ATML            8           NASDAQ
     Broadcom Corporation                                 BRCM            2           NASDAQ
     Intel Corporation                                    INTC           30           NASDAQ
     KLA-Tencor Corporation                               KLAC            3           NASDAQ
     Linear Technology Corporation                        LLTC            5           NASDAQ
     LSI Logic Corporation                                LSI             5            NYSE
     Maxim Integrated Products, Inc.                      MXIM            5           NASDAQ
     Micron Technology, Inc.                              MU              9            NYSE
     National Semiconductor Corporation                   NSM             6            NYSE
     Novellus Systems, Inc.                               NVLS            2           NASDAQ
     SanDisk Corporation                                  SNDK            2           NASDAQ
     Teradyne, Inc.                                       TER             3            NYSE
     Texas Instruments, Inc.                              TXN            22            NYSE
     Vitesse Semiconductor Corporation                    VTSS            3           NASDAQ
     Xilinx, Inc.                                         XLNX            5           NASDAQ

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.